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                                                                     EXHIBIT 23


                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Benchmark Electronics, Inc.:

     We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-61660, No. 333-26805, No. 333-28997, No. 333-54186,
No. 333-66889 and No. 333-76207) and Form S-3 (No. 333-90723 and No. 333-90887)
of Benchmark Electronics, Inc. of our report dated February 5, 2002, related to the consolidated balance sheets of Benchmark Electronics, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income (loss), shareholders' equity and comprehensive income
(loss), and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001 annual report on Form 10-K of Benchmark Electronics, Inc., and our report dated February 5, 2002 related to the consolidated financial statement schedule, which report is included in the December 31, 2001 annual report on Form 10-K of Benchmark Electronics, Inc.

KPMG LLP


Houston, Texas
March 15, 2002